As filed with the Securities and Exchange Commission on March 20, 2013
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Citizens Financial Services, Inc.
(Exact name of registrant as specified in its charter)

Pennsylvania	23-2265045
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

15 South Main Street
Mansfield, Pennsylvania 16933
(570) 662-2121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

copies to:

Randall E. Black Chief Executive Officer and President 15 South Main Street Mansfield, Pennsylvania 16933 (570) 662-2121	Sean P. Kehoe, Esq. Joseph J. Bradley, Esq. Kilpatrick Townsend & Stockton LLP 607 14th Street, N.W., Suite 900 Washington, D.C. 20005 (202) 508-5800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☒

If any securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer  ☐             Accelerated filer  ☒             Non-accelerated filer  ☐             Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of Shares to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $1.00 per share	300,000	$49.50	$14,850,000	$2,026

(1)
Pursuant to Rule 416, this Registration Statement also covers an indeterminate number of shares of Common Stock that may be issued as a result of stock splits, stock dividends, or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee. Based on the average of the high and low prices of the Common Stock as of March 18, 2013, pursuant to Rule 457(c).

CITIZENS FINANCIAL SERVICES, INC.
AMENDED AND RESTATED DIVIDEND REINVESTMENT PLAN

PROSPECTUS

300,000 Shares
Common Stock, Par Value $1.00 Per Share

This prospectus relates to shares of common stock that we may offer and sell from time to time according to the terms of the Citizens Financial Services, Inc. Amended and Restated Dividend Reinvestment Plan (the “Plan”). Participants should retain this prospectus for future reference.

This prospectus describes the Plan.  Any holder of record of our common stock is eligible to participate in the Plan. Participants in the Plan will have the cash dividends paid on their shares of Citizens Financial Services, Inc. common stock automatically reinvested in additional shares of Citizens Financial Services, Inc.  common stock.  Shares of common stock purchased under the Plan will be (i) purchased on the open market or (ii) purchased directly from us from authorized but unissued shares or from treasury shares.

Investing in our common stock involves certain risks. Please refer to “Risk Factors” beginning on page 3 of this prospectus.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol CZFS.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The shares offered are our equity securities and are not savings accounts, deposits, or other obligations of any bank subsidiary of ours and are not insured by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund, or any other governmental agency.

We have not authorized anyone to provide you with information that is different from what is contained in or incorporated by reference into this prospectus. The Plan is not available to any person to whom we may not legally offer it. You should not assume that the information in this prospectus is still accurate as of any date later than the date of this prospectus.

The date of this prospectus is March 20, 2013

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission (the “SEC”) relating to the shares of our common stock to be offered and sold pursuant to the Plan. This prospectus, which does not include all of the information in the registration statement, provides you with a general description of the Plan and the securities offered under the Plan. The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us, the Plan, and the securities offered. The registration statement can be read at the SEC web site or at the SEC offices mentioned under the heading “Where You Can Find More Information.”

When acquiring any securities discussed in this prospectus, you should rely only on the information provided in this prospectus, including the information incorporated by reference. We have not authorized anyone to provide you with different information. We are not offering the securities in any state or jurisdiction where the offer is prohibited. You should not assume that the information in this prospectus or any document incorporated by reference is accurate or complete at any date other than the date indicated on the cover page of this document.

Unless otherwise stated or the context requires otherwise, all references in this prospectus to “we,” “us,” “our,” or similar references mean Citizens Financial Services, Inc. and its consolidated subsidiary, First Citizens Community Bank, the “Bank.”

WHERE YOU CAN FIND MORE INFORMATION

We are required to file annual, quarterly, and current reports, proxy statements, and other information with the SEC. You may read and copy any documents filed by us at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-732-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC’s website at www.sec.gov.

INCORPORATION BY REFERENCE

The SEC’s rules allow us to incorporate by reference certain information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document with the SEC. Any reports we file with the SEC after the date of this prospectus, but before the date that the offering of the securities by means of this prospectus is terminated, will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

We incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed according to SEC rules):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2012 filed with the SEC on March 7, 2013; and

•
All documents filed by us under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of this offering. These documents include periodic reports, such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K (in each case other than those portions furnished under Item 2.02 or 7.01 of Form 8-K unless indicated otherwise in any such Form 8-K), as well as proxy statements filed by the Company.

We will provide to each person who so requests, including any beneficial owner to whom this prospectus is delivered, a copy of these documents from us, at no cost, by contacting us at:

Citizens Financial Services, Inc.
Attention: Shareholder Relations
15 South Main Street
Mansfield, Pennsylvania 16933
Phone: 570-662-2121

A WARNING ABOUT FORWARD-LOOKING STATEMENTS

This prospectus and the other documents we incorporate by reference in this prospectus, may include forward-looking statements regarding our prospective performance and strategies within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  We intend for such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of said safe harbor provisions.

Forward-looking statements, which are based on certain assumptions, and describe our future plans, strategies, and expectations of the Company, are generally identified by use of the words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” “plan” or future or conditional verbs such as “will,” “would,” “should,” “could,” “may,” “seek,” “strive,” or “try,” or other similar expressions.  Our ability to predict results or the actual effects of our plans or strategies is inherently uncertain. Accordingly, actual results may differ materially from those contemplated, expressed or implied, by the forward-looking statements contained in this prospectus. Important factors that could cause actual results to differ materially from our forward-looking statements are set forth under the heading “Risk Factors” in our most recent Annual Report on Form 10-K, and in other reports filed with the SEC. There are a number of factors, many of which are beyond our control, that could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to:
• Interest rates could change more rapidly or more significantly than we expect.

• The economy could change significantly in an unexpected way, which would cause the demand for new loans and the ability of borrowers to repay outstanding loans to change in ways that our models do not anticipate.

• The stock and bond markets could suffer a significant disruption, which may have a negative effect on our financial condition and that of our borrowers, and on our ability to raise money by issuing new securities.

• It could take us longer than we anticipate implementing strategic initiatives designed to increase revenues or manage expenses, or we may be unable to implement those initiatives at all.

• Acquisitions and dispositions of assets could affect us in ways that management has not anticipated.
• We may become subject to new legal obligations or the resolution of litigation may have a negative effect on our financial condition.

• We may become subject to new and unanticipated accounting, tax, or regulatory practices or requirements.

• We could experience greater loan delinquencies than anticipated, adversely affecting our earnings and financial condition.  We could also experience greater losses than expected due to the ever increasing volume of information theft and fraudulent scams impacting our customers and the banking industry.

• We could lose the services of some or all of our key personnel, which would negatively impact our business because of their business development skills, financial expertise, lending experience, technical expertise and market area knowledge.

• Exploration and drilling of the natural gas reserves in the Marcellus Shale in our market area may be affected by federal, state and local laws and regulations such as restrictions on production, permitting, changes in taxes and environmental protection, which could negatively impact our customers and, as a result, negatively impact our loan and deposit volume and loan quality.

• Similarly, customers dependent on the exploration and drilling of the natural gas reserves may be dependent on the market price of natural gas.  As a result, decreases in the market price of natural gas could also negatively impact our customers.

 Readers are cautioned not to place undue reliance on the forward-looking statements contained in or incorporated by reference into, this prospectus, which speak only as of the date of this prospectus.  Except as required by applicable law or regulation, we undertake no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

RISK FACTORS

There are risks and uncertainties involved with an investment in shares of our common stock. See the “Risk Factors” section of our annual reports on Form 10-K and quarterly reports on Form 10-Q, which we file with the SEC and incorporate by reference into this prospectus, for a discussion of the factors that you should consider in connection with an investment in shares of our common stock.

CITIZENS FINANCIAL SERVICES, INC.

Citizens Financial Services, Inc., a Pennsylvania corporation, was incorporated on April 30, 1984 to be the holding company for First Citizens Community Bank (the “Bank”), which until 2012, and in connection with its conversion from a national bank to a Pennsylvania-chartered bank and trust company, operated under the name First Citizens National Bank.  Citizens Financial Services, Inc. is primarily engaged in the ownership and management of the Bank and the Bank’s wholly-owned insurance agency subsidiary, First Citizens Insurance Agency, Inc.

The Bank is a full-service bank engaged in a broad range of banking activities and services for individual, business, governmental and institutional customers.  These activities and services principally include checking, savings, time and deposit accounts; residential, commercial and agricultural real estate, commercial and industrial, state and political subdivision and consumer loans; and a variety of other specialized financial services.  The Trust and Investment division of the Bank offers a full range of client investment, estate, mineral management and retirement services.

The Bank’s primary market area consists of the Pennsylvania Counties of Bradford, Potter and Tioga in North Central Pennsylvania.  It also includes Allegany, Steuben, Chemung and Tioga Counties in Southern New York.  The economy of the Bank’s market area is diversified and includes manufacturing industries, wholesale and retail trade, service industries, family farms and the production of natural resources of gas and timber.  We are dependent geographically upon the economic conditions in north central Pennsylvania and the southern tier of New York.  In addition to the main office, the Bank has 17 other full service branch offices in its market area and loan production offices located in Clinton and Luzerne Counties in Pennsylvania.

Additional information about us is available at our website, www.firstcitizensbank.com.

Our common stock is quoted on the OTC Bulletin Board under the trading symbol “CZFS.” Our main office is located at 15 South Main Street, Mansfield, Pennsylvania 16993 and our telephone number is (570) 662-2121.

USE OF PROCEEDS

To the extent that shares of common stock used to fund the Plan are purchased on the open market, there will be no proceeds to us from the purchase of those shares. The net proceeds to us from the sale of newly issued shares of common stock issued under the Plan will be used for general corporate purposes. The precise amounts and timing of the application of net proceeds will depend upon our funding requirements and the availability of other funds.

DESCRIPTION OF OUR DIVIDEND REINVESTMENT PLAN

The following questions and answers explain and constitute the Plan. This Plan amends and restates the former Citizens Financial Services, Inc. Dividend Reinvestment Plan. If you participated in the former plan, then you automatically are a participant in this Plan in the same manner, and to the same extent, as you participated in the former plan, unless you elect to terminate your participation in this Plan or wish to change your participation in some way (e.g., opt for partial reinvestment rather than full reinvestment of your dividends).

THE PURPOSE AND FEATURES OF THE PLAN

1.	What is the purpose of the plan?

The plan provides shareholders with a simple and convenient way to buy additional shares of our common stock. Participation in the plan is entirely optional.

2.	What are the features of the plan?

Under the plan, you may designate how many of your shares will be held by the plan. Dividends on these shares will be reinvested in our common stock.  We will pay any remaining dividends to you, by check or by ACH transfer.

In addition to whole shares, we will credit fractions of shares (to four decimal places), to your account.  This feature permits reinvestment of all your dividends.

The plan’s safekeeping feature relieves you of the responsibility of caring for your stock certificates.

Plan participants receive quarterly statements of account.

You will have no control over the price at which shares are purchased for your account.  Purchases are made during each period, as described in the plan. The participant bears the risk of fluctuations in the market price of our common stock.  See “Share Purchases and Price”.

ADMINISTRATION

3.	Who administers the plan?

Citizens Financial Services, Inc. administers the plan.  We pay all costs of plan administration.  In addition, we receive and invest your dividends, maintain your plan account records, issue periodic account statements, and perform other duties related to the plan.  If you have questions regarding the plan, you may contact the plan administrator at:

Citizens Financial Services, Inc.
Attention: Shareholder Services
15 South Main Street
Mansfield, PA 16933
Phone: 1-800-326-9486

We may choose a new administrator at any time.

ELIGIBILITY

4.	Who is eligible to participate in the plan?

Record holders of our common stock registered in their name(s) are eligible to participate in the plan so long as they enroll a minimum of 100 shares.  However, we may refuse to offer the plan to certain shareholders, including, but not limited to:

•
Those shareholders who are residents of a state that may require registration, qualification or exemption of our common stock, or require registration or qualification of us or any of our officers or employees as a broker-dealer, a salesperson or an agent; we will determine, in our sole discretion, whether the expense that we might incur in the state is justified; and

•	Those shareholders whose shares are held in the name of a nominee, such as a brokerage firm or securities depository.

Shares for which dividends are reinvested by the plan must be registered in your name or held in your plan account.  If you are the beneficial owner of shares that are registered in another name (for example, in the name of a broker, bank or other nominee) and you want the dividends on those shares reinvested by the plan, you must transfer those shares into your name.  Beneficial owners must have at least 100 shares transferred into their names and enrolled in the plan in order to participate.

ENROLLING IN THE PLAN

5.	How do I become a participant?

You may elect to become a plan participant at any time by completing an enrollment form and mailing it to the plan administrator.

You may obtain an additional enrollment form by writing to the plan administrator or calling 1-800-326-9486.

The plan administrator must receive a properly completed enrollment form at least 10 calendar days before a dividend record date in order for those dividends to be reinvested under the plan.

You must make one of the following elections on the enrollment form:

•
FULL DIVIDEND REINVESTMENT:  We will automatically reinvest all cash dividends that you are eligible to receive on all of the shares of our common stock then or subsequently owned by you under the plan; or

•
PARTIAL DIVIDEND REINVESTMENT:  We will automatically reinvest all cash dividends that you are eligible to receive on a portion of the shares of common stock (must be at least 100 shares) then or subsequently owned by you under the plan.

If we receive your authorization to reinvest any of your dividends at least 10 calendar days prior to the dividend record date for a quarterly or special cash dividend, we will use your dividends for that quarter or special dividend event to purchase common stock for your account.  If we receive your authorization to reinvest dividends less than 10 calendar days prior to the dividend record date, we will pay those dividends to you by check or ACH transfer, and begin reinvestment on the next dividend payment date.

We will register your plan shares in the name of the plan or its nominee and credit them to your account in the plan.

6.	Must a shareholder authorize dividend reinvestment on a minimum number of shares?

Yes. You must enroll at least 100 shares in the plan. If the amount of shares enrolled in the plan falls below 100, the account will no longer be eligible to participate in the plan.  In this event, a stock certificate representing the number of whole shares in the plan account will be issued to the fomer plan participant along with a cash payment for any fractional shares based on the prior day’s closing price of our common stock.

Shareholders are not charged a fee for the initial enrollment for partial participation in the plan.  However, future adjustments (either to increase or decrease the number of shares held in the plan) made after initial enrollment are subject to administrative fees, as provided in Question 13 of the plan. Regardless of full or partial election, dividends will be reinvested on the designated number of shares.

If you elect partial reinvestment, you must indicate on the enrollment form the number of shares to be reinvested. You must deliver plan shares to us for safekeeping. The dividends from shares held in safekeeping will be reinvested. The shares not enrolled in the plan will continue to receive normal cash dividends as declared, if any.

7.	How do the FULL DIVIDEND REINVESTMENT feature and the PARTIAL DIVIDEND REINVESTMENT feature of the plan work?

If you mark FULL DIVIDEND REINVESTMENT on your enrollment form, we will reinvest dividends on all of your shares of our common stock then or subsequently owned by you under the plan.

If you mark PARTIAL DIVIDEND REINVESTMENT on your enrollment form, we will continue to make payments of dividends to you by check, or by ACH transfer, on the number of shares you retain and will reinvest the cash dividends paid on the shares you deliver with your enrollment form and subsequently owned by you under the plan.

8.	May a participant change the number of shares subject to the plan?

Yes. You may change the number of shares enrolled in the plan at any time by submitting a written request to the administrator. The change will be effective with the first dividend payment after the administrator receives your request, provided that the notice of change is received at least 10 calendar days before a dividend record date. A notification received less than 10 calendar days prior to a dividend record date will only be effective for the following quarterly dividend payment. Adjusting the number of shares in the plan may subject you to certain fees. See Question 13 of the plan.

SHARE PURCHASES AND PRICE

9.	How are shares acquired for the plan?

Shares of our common stock are purchased for the plan either in the open market by an independent broker on behalf of the plan, directly from us as original issue or treasury shares, or through negotiated transactions, or a combination of these methods. Purchases of common stock in the open market or through negotiated transactions may occur over one or more trading days. We, in our sole discretion, decide how the shares will be acquired.

10.	When will common stock be purchased for participants’ accounts?

Cash is used to purchase common stock as promptly as possible after the applicable dividend payment date, and in no event more than 30 days after the applicable dividend payment date.  No interest or earnings will be paid on dividend payments pending their investment in shares of our common stock.

11.	What price will I pay for common stock purchased through the plan?

In making purchases of shares of our common stock for a participant’s account associated with each dividend reinvestment, participant’s funds will be commingled with those of other participants under the plan.  Shares of our common stock needed to fund the plan may be acquired by any of the following methods:

•
OPEN MARKET PURCHASES. An independent broker will buy shares of the common stock for the plan by purchasing them in the open market. The price will be the weighted average price paid for all shares purchased by the independent broker during the period in which the open market purchases were made. All brokerage fees, commissions or other service charges will be borne by the plan participants, proportionally, and not by us.

Except for any limitations imposed by federal or state securities laws, the independent broker will have full discretion as to all matters relating to open market purchases under the plan. The broker will determine the number of shares, if any, to be purchased on any given day, the time of day, the price to be paid for the shares, the markets in which shares are to be purchased (which may include any securities exchange or over-the-counter market) and the persons (including brokers or dealers) from or through whom purchases are made.

•
ORIGINAL ISSUE SHARES ACQUIRED DIRECTLY FROM US.  If no open market purchases are made for the plan for a quarterly or special dividend reinvestment purchase, then the price of shares purchased directly from us is the average of the daily averages of the high and low sales prices for the common stock as it is reported on the Over-the-Counter Bulletin Board for the ten days prior to a dividend payment date for which trades of our common stock have been made.

•
COMBINATION OF DIFFERENT METHODS. If shares are both purchased from the open market and issued directly from us, the price paid for the issued shares will be calculated as if purchased in the open market.

12.	How many shares will be purchased for me?

The number of shares to be purchased depends on the amount of your dividends and the applicable purchase price, as determined in the manner described in Question 11. Your account will be credited with that number of shares, including fractions computed to 4 decimal places, which equal the total dollar amount to be invested, divided by the applicable purchase price.

The amount to be invested is the sum of the dividends on all shares held in your name and enrolled in the plan as of the dividend record date.

The amount to be invested for any participant will be reduced by the amount of any required tax withholding, including any “backup withholding” and any withholding required on dividends received by foreign participants, as applicable.

EXPENSES

13.	What fees and charges will I have to pay in connection with purchases, or other services under the plan?

The following fees are applicable and are subject to change:
Adding certificates to plan or safekeeping after the initial deposit	$5.00 per deposit
Withdrawing certificates from plan or safekeeping (other than for the for either full or partial participation	$5.00 per certificate
Adjusting the number of shares in the plan after the initial election for either full or partial participation	$5.00 per modification
Request for duplicate statement	$5.00

REPORTS TO PARTICIPANTS

14.	What reports are sent to plan participants?

The administrator will send you a quarterly statement showing the number of shares purchased, the purchase price, the date the shares were purchased and the number of shares held in your account. You should keep these statements for income tax purposes. In addition, you will receive the same communications sent to every common stock shareholder, including our quarterly reports, annual reports, notice of shareholder meetings and proxy statements, and income tax information.

STOCK CERTIFICATES

15.	Are certificates issued to participants for shares of common stock purchased through the plan?

No. Shares of common stock purchased through the plan are registered in the name of the administrator (or its nominee), as agent for the plan participants. This is known as the custodian, or ‘book entry’ method of holding shares. It is a safekeeping feature that protects against loss, theft, or destruction of stock certificates.

The number of shares of common stock credited to your plan account is shown on your quarterly account statement. You will not receive a certificate for these shares unless you specifically request a certificate.

You may obtain a certificate for any number of whole shares of common stock held in your plan account by making a written request to the administrator and by paying the applicable fee. The administrator will send you a certificate in approximately 2 weeks. Any remaining whole shares and fractions of a share will continue to be held in your account.

A certificate for a fraction of a share will not be issued under any circumstances. A check shall be issued for the value of any fractional share based on the prior day’s closing price of our common stock.

16.	What is the affect on my plan account if I request a certificate for shares held in the account?

If you request that all of your shares be withdrawn from the plan, you will automatically be withdrawn from the plan.

If you request that less than all of your shares be withdrawn from the plan, you will continue to be enrolled in the plan as to those shares held in safekeeping provided you continue to meet the minimum 100 share enrollment requirement.

In the event that you terminate your participation in the plan and you wish to enroll in the plan at a later date, you must submit a new enrollment form.

SAFEKEEPING SERVICE

17.	How do I take advantage of the safekeeping feature?

Common stock certificates registered in your name may be deposited into safekeeping.  This procedure allows you to avoid the necessity of safekeeping certificates.

After the initial deposit, a service fee is charged for the deposit of additional certificates. A participant desiring to deposit certificates into safekeeping should mail them by certified or registered mail to the plan administrator with written instruction requesting that they be deposited in your account. Do not endorse the certificate or complete the assignment section on the back of the certificates. We recommend that shareholders insure the certificates for at least 3% of the current market value. This is the amount that is usually charged for surety protection, should the certificates become lost in the mail.

CASH ONLY PARTICIPATION

18.	May I deposit my shares for safekeeping and continue to receive my dividends in cash?

Yes.  Please contact the plan administrator for an enrollment form.

TERMINATION OF PARTICIPATION IN THE PLAN

19.	May I withdraw from the plan?

Yes. The plan is entirely voluntary and you may terminate your plan account at any time by providing written notice instructing the administrator to terminate your account.

20.	What happens when I terminate my plan account?

If the administrator receives your notice of termination at least 10 calendar days before the record date for the next dividend, reinvestment of dividends will cease as of the date your notice of termination is received. If the administrator receives your notice of termination less than 10 calendar days before a dividend record date, the termination will not become effective until after the reinvestment of that quarterly or special dividend.

When terminating your account, you may request a stock certificate for all whole shares held in the account. As soon as practicable after receiving your notice of termination, the administrator will send you a certificate for all whole shares of common stock in your account, and a check for the value of any fractional share.

21.	May I later re-elect to participate in the plan?

Generally, a shareholder who withdrew from the plan may re-elect to participate at any time. However, we and the administrator reserve the right to reject any enrollment form on any grounds, including but not limited to excessive joining and withdrawing. We intend to minimize unnecessary administrative expense and to encourage use of the plan as a long-term shareholder investment vehicle.

SALES/PLEDGES OF SHARES

22.	May I request that shares held in my plan account be pledged or sold?

Shares of common stock may not be pledged, sold or otherwise transferred while held in your plan account. In order to pledge, sell or transfer shares held in your plan account, you must first withdraw them from the plan by requesting that a certificate for whole shares be issued in your name.

We will maintain your account under the plan in the name in which your certificates were registered at the time you entered the plan. Consequently, certificates for whole shares will also be registered in that name when they are issued to you.

OTHER INFORMATION

23.	Who interprets and regulates the plan?

The plan administrator is authorized to interpret the plan, adopt regulations and take any other action reasonably designed to implement the plan. Any action taken by the plan administrator in the good faith exercise of its judgment will be binding on participants.

24.	Who bears the risk of market price fluctuations in our common stock?

As a participant, the risks pertaining to your investment do not differ from that of nonparticipating shareholders. A participant bears the risk of loss and has the opportunity for gain from market price changes for shares held in the plan and certificate shares held in the participant’s own name.

OTHER STOCK TRANSACTIONS

25.	What happens if we issue a stock dividend or declare a stock split?

Any stock dividend or stock split declared by us on shares held by the plan administrator for participants will be credited to the participant’s account without charge.

If there is a stock split or a stock dividend, the administrator will credit your plan account with whole and/or fractional shares based on the total number of shares that you own, as of the record date for the stock dividend or split. We will credit your plan account shares to your plan account and deliver certificates to you for shares acquired with respect to your certificated shares.

Stock dividends held in the plan will be credited to your plan account and will be held in safekeeping. If you have selected the full participation option, stock dividends issued from shares in certificate form will be credited to your plan account and will continue to be enrolled in the plan. If you have selected partial participation, then stock dividends from only those enrolled in the plan will be credited to your plan account.

26.	What happens if we conduct a rights offering?

In the event that we make available to our shareholders the right to purchase additional shares, plan participants will be allowed to participate in the rights offering to the same extent as shareholders who do not participate in the plan.

VOTING OF SHARES

27.	How are a plan participant’s shares voted at shareholder meetings?

You can vote shares of common stock held in your plan account in the same manner as certificate shares held in your own name. For each shareholder meeting, we will send you a proxy statement and a form of proxy that covers both the certificated shares and shares held in your plan account. If you wish, you may vote all of these shares in person or by proxy at the meeting.

RESPONSIBILITY OF THE PLAN ADMINISTRATOR

28.	What is the responsibility of the administrator under the plan?

The administrator, in administering the plan, is not liable for any act done in good faith or for any good faith omission to act. This includes any claim of liability due to failure to terminate an account upon the death of a participant until the administrator receives written notice of the death, the prices and the times at which shares are purchased for a participant, or any fluctuation in market value before or after any purchase or sale of shares.

The administrator will send all notices to the participant’s last known address. You should notify the administrator promptly in writing of any change of address.

The administrator may resign as administrator of the plan at any time, in which case we will appoint a successor administrator. In addition, we may replace the administrator with a successor administrator at any time.

MODIFICATION OR TERMINATION OF PLAN

29.	May the plan be amended, suspended or terminated?

Yes. Our Board of Directors, in its discretion, may modify, suspend, or terminate the plan. We will notify participants of any modification, suspension or termination by mailing a notice to the participant at the participant’s address as it appears on the administrator’s records. We may terminate, for whatever reason and at any time, as we may determine in our sole discretion, a participant’s plan participation.

30.	What happens if the plan is terminated?

If the plan is terminated, you will receive a certificate for all whole shares of common stock held in your account, and a check for the value of any fractional share in your account. There is no fee to terminate your participation in the plan.

TAX CONSEQUENCES

This section discusses the federal income tax information connected with the plan, based on current federal tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. You should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

31.	What are the federal income tax consequences of participation in the plan?

For federal income tax purposes, a participant is treated as receiving, on the dividend payment date, the full amount of dividends allocable to the participant, regardless of whether the dividends are paid in cash, withheld for payment of taxes, or invested in additional shares of common stock under the plan. If applicable, the participant is deemed to have received taxable income in the amount of commissions and other brokerage expenses paid in purchasing shares on the participant’s behalf. The per share tax basis of shares acquired for a participant is the price per share reported on the periodic statement of account supplied to each participant, adjusted to include the amount of brokerage commissions paid on behalf of the participant, and as reported to the Internal Revenue Service.

Each plan participant will receive from the plan administrator a Form 1099-DIV (mailed on or before January 31 of the following year), which will show the total dividend income to the plan participant.

The holding period for shares acquired under the plan begins on the day after the date the shares are acquired for a participant’s account. When a participant is subject to federal income tax withholding on dividends, and when foreign participants’ taxable income under the plan is subject to federal income tax withholding, dividends are reinvested less the tax withheld under the applicable law.

Generally, participants do not realize taxable income upon receipt of certificates for whole shares credited to their account. A participant who sells or exchanges shares acquired under the plan may recognize gain or loss. In addition, a participant may recognize gain or loss upon the receipt of cash in payment for a fractional share upon withdrawal of shares from the plan. The gain or loss is the difference between the amount the participant receives for the plan shares or fractional share, as the case may be, and the participant’s tax basis.

Dividends reinvested under the plan by corporate shareholders may be eligible for the dividends-received deduction, as calculated under applicable provisions of the Internal Revenue Code.

This summary is based upon an interpretation of current federal income tax laws, and assumes that dividends paid by us are from our earnings and profits.

Participants should consult their own tax advisors to determine particular tax consequences, including state tax consequences, which may result from participation in the plan, and any subsequent disposal of shares acquired pursuant to the plan.

LEGAL MATTERS

The legality of the issuance of the shares of common stock offered hereby has been passed upon for us by Kilpatrick Townsend & Stockton LLP, Washington, D.C.

EXPERTS

The consolidated financial statements of Citizens Financial Services, Inc. and its subsidiary as of December 31, 2012 and 2011, and for each of the years in the three-year period ended December 31, 2012, which are incorporated by reference in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2012 have been incorporated by reference herein in reliance upon the report of S.R. Snodgrass, A.C., independent registered public accounting firm, upon the authority of said firm as experts in accounting and auditing.

INDEMNIFICATION

With respect to possible indemnification of our directors, officers, and controlling persons for liabilities arising under the Securities Act pursuant to such provisions, we are aware that the SEC has publicly taken the position that such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution.

Set forth below is an estimate of the approximate amount of fees and expenses which may be incurred by Citizens Financial Services, Inc. (the “Company”) in connection with the issuance and distribution of shares of common stock pursuant to the prospectus contained in this Registration Statement and which will be paid by the Company.

Securities and Exchange Commission registration fee	$2,026
Accounting fees and expenses	2,000
Legal fees and expenses10,000	2,500
Legal fees and expenses	10,000
Miscellaneous expenses	1,000

Total	$17,526

Item 15.	Indemnification of Directors and Officers.

Article FIFTEENTH of Citizens Financial Services, Inc.’s Articles of Incorporation, as amended and restated, provide:

A.    To the extent permitted by Section 410 of the Pennsylvania Business Corporation Law, and any amendments thereto, and sections relating thereto, including the Directors’ Liability Act, subject to Federal regulatory restrictions, the Board of Directors of the Corporation shall cause the Corporation to indemnify any person who was or is threatened to be made a party to any threatened, pending, or completed actions, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding, including any amount paid to the institution itself as a result of an action or suit by or in the right of the Corporation.

To the extent permitted by law, the Board of Directors of the Corporation shall cause the Corporation to purchase and maintain insurance on behalf of any person who is or was against any liability asserted against him or her and incurred by him or her in any such capacity, and arising out of his or her status as such.

B.    A director of the Corporation shall not be personally liable for monetary damages as such for any action taken, or any failure to take any action, unless:

(1)	the director has breached or failed to perform the duties of his or her office under Section 8363 of the Directors’ Liability Act (relating to standard of care and justifiable reliance); and

(2)	the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness.

Exception

The provisions of this section shall not apply to:

(1)	the responsibility or liability of a director pursuant to any criminal statute; or

(2)	the liability of a director for the payment of taxes pursuant to local, State or Federal law.

Item 16.	Exhibits

5.0	Opinion of Kilpatrick Townsend & Stockton LLP

23.1	Consent of Kilpatrick Townsend & Stockton LLP (included in Exhibit 5.0)

23.2	Consent of S.R. Snodgrass, A.C.

24.0	Power of attorney (contained in signature page)

Item 17.	Undertakings.

(a)           The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a twenty percent (20%) change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement or that is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mansfield, Commonwealth of Pennsylvania, on March 19, 2013.

Citizens Financial Services, Inc.

Date	By:	/s/ Randall E. Black
Randall E. Black
Chief Executive Officer and President

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Randall E. Black and Mickey L. Jones, or any of them, acting alone, as his or her true and lawful attorney-in-fact, with full power and authority to execute in the name, place and stead of each such person in any and all capacities and to file, an amendment or amendments to the Registration Statement (and all exhibits thereto) and any documents relating thereto, which amendments may make such changes in the Registration Statement as said officer or officers so acting deem(s) advisable.

Pursuant to the requirements of the Securities Act of 1933, this Form S-3 Registration Statement has been signed by the following persons in the capacities indicated on March 19, 2013.

Signature	Title
/s/ Randall E. Black	Chief Executive Officer and President, Director (principal executive officer)
Randall E. Black
/s/ Mickey L. Jones	Treasurer and Chief Financial Officer (principal financial and accounting officer)
Mickey L. Jones
/s/ R. Lowell Coolidge	Director
R. Lowell Coolidge
/s/ Rudolph J. van der Hiel	Director
Rudolph J. van der Hiel
/s/ Robert W. Chappell	Director
Robert W. Chappell
/s/ Mark L. Dalton	Director
Mark L. Dalton
/s/ R. Joseph Landy	Director
R. Joseph Landy
/s/ Roger C. Graham	Director
Roger C. Graham
/s/ E. Gene Kosa	Director
E. Gene Kosa
/s/ Rinaldo A. DePaola	Director
Rinaldo A. DePaola
/s/ E. Gene Kosa	Director
E. Gene Kosa